Exhibit 99.1

NOTICE OF REQUEST TO THE BOARD OF DIRECTORS OF K-V

PHARMACEUTICAL COMPANY TO FIX A RECORD DATE

June 4, 2010

VIA EMAIL AND HAND DELIVERY

K-V Pharmaceutical Company

c/o Janice Forsyth

1 Corporate Woods

Bridgeton, Missouri 63044

Attention: Secretary

TO:	THE SECRETARY OF K-V PHARMACEUTICAL COMPANY

Pursuant to Article II, Section 12, of the By-Laws (the “Consent By-Law” of K-V Pharmaceutical Company, a Delaware corporation (the “Company”), the undersigned, Marc S. Hermelin, as Trustee of the Marc S. Hermelin Revocable Trust dated July 23, 1999, a record stockholder of the Company, hereby requests that the board of directors (the “Board”) of the Company fix a record date in order to determine the stockholders who are entitled to consent to corporate action in writing without a meeting. The purpose of this request to fix a record date is to take the action set forth in the Action by Written Consent of the Stockholders attached hereto as Exhibit A and incorporate by reference herein.

Pursuant to the Consent By-Law, the record date must be fixed by a resolution adopted by the Board of the Company within three (3) days of this request, and the record date shall not be more than three (3) days after such resolution is adopted by the Board of the Company.

IN WITNESS WHEREOF, he undersigned stockholder of the Company has made this request to fix a record date on June 4, 2010.

MARC S. HERMELIN REVOCABLE TRUST DTD 7/23/99

By:	/s/ Marc S. Hermelin
Marc S. Hermelin, Trustee

EXHIBIT A

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Pursuant to Section 228 of the Delaware General Corporation Law, the undersigned stockholders of K-V Pharmaceutical Company, a Delaware corporation (the “Corporation”) holding, as of [insert record date], 2010 (“Record Date”), outstanding stock in the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the actions set forth in this Action by Written Consent of Stockholders at any annual or special meeting of the stockholders of the Corporation at which all shares entitled to vote thereon were present and voted, hereby consent to and adopt the following actions of the stockholders of the Corporation in lieu of a special meeting of the stockholders of the Corporation:

RESOLVED that Section 13(a) of Article III of the By-Laws of the Corporation be, and hereby is, amended by deleting such section in its entirety and replacing such section with the following:

(a)	“The approval of any agreement or contract, or the issuance of any security, including but not limited to any option, warrant or other derivative security, which directly or indirectly confers, or upon the exercise of any such option, warrant or other derivative security could result in the conferring of, stockholder voting rights;”

RESOLVED, that Section 1 of Article VIII of the By-Laws of the Corporation be, and hereby is, amended by deleting such section in its entirety and replacing such section with the following:

“Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders of shares representing a majority of the voting power of the corporation or by the board of directors, provided however that these bylaws may be altered, amended or repealed or new by-laws may be adopted by the board of directors only if such action is approved by either (a) the unanimous written consent of the members of the board of directors then in office, or (b) the unanimous affirmative vote of all of the members of the board of directors then in office either at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.”

The undersigned stockholders of the Corporation have executed this Action by Written Consent of Stockholders on the respective dates indicated below each respective stockholder’s signature. Wherever possible, each individual action in this Action by Written Consent of Stockholders shall be interpreted in such a manner as to be valid, operable, lawful, enforceable and effective under applicable law, but if any individual action in this Action by Written Consent of Stockholders is determined or deemed to be invalid, inoperative, unlawful, unenforceable of ineffective to any extent for any reason, such circumstances shall not have the effect of rendering the action in question invalid, inoperative, unlawful, unenforceable or ineffective in any other jurisdiction, case or circumstance, or of rendering any other action in this Action by Written Consent of Stockholders invalid, inoperative, unlawful, unenforceable or ineffective. This Action by Written Consent of Stockholders may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which shall constitute one and the same written document. Pursuant to Section 228(d) of the Delaware General Corporation Law, any copy, facsimile or other reliable reproduction of this Action by Written Consent of Stockholders may be substituted or used in lieu of the original of this document, and a signature by any of the stockholders to this Action by Written Consent of Stockholders, transmitted by facsimile or other electronic transmission, shall be deemed to constitute an original an fully effective signature of such stockholder.

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